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                         EMISPHERE  TECHNOLOGIES, INC.

                              2,000,000 Shares/1/

                                 Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------


                                                                October 28, 1999


HAMBRECHT & QUIST LLC
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

     Emisphere Technologies, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Hambrecht & Quist LLC (the "Underwriter") on the terms and subject to the conditions set forth herein, 2,000,000 shares (the "Underwritten Stock") of its authorized but unissued Common Stock, $0.01 par value per share (the "Common Stock"). The Company proposes to grant to the Underwriter an option to purchase up to 300,000 additional shares of Common Stock (the "Option Stock" and, together with the Underwritten Stock, the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus (each, as hereinafter defined).

     1. Registration Statement. The Company filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-23423) for the registration under the Securities Act of 1933, as amended (the "Securities Act") of certain shares of Common Stock, including certain of the Stock, and has filed with or transmitted for filing to the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Stock, and has filed with the Commission such amendments thereof as may have been required to the date of this Agreement. The Company has also filed with or transmitted for filing to the Commission an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act to register the balance of the Stock which may be sold hereunder. Copies of each such registration statement (including all amendments thereof), the related Preliminary Prospectus (as hereinafter defined) and the related Prospectus Supplement have heretofore been delivered by the Company to you.

     The term "Preliminary Prospectus" as used in this Agreement means each prospectus subject to completion filed in connection with the sale of the Stock or any amendment or supplement (including the Prospectus Supplement) thereto

___________________

     1   Plus an option to purchase from the Company up to 300,000 additional shares to cover over-allotments.

and any documents incorporated by reference therein pursuant to Item 12 of Form S-3 as of the date of such preliminary prospectus).

     The term "Initial Registration Statement" as used in this Agreement means the initial registration statement on Form S-3 and any post-effective amendments thereto (No. 333-23423) (including all exhibits, financial schedules and information deemed to be a part thereof through incorporation by reference of otherwise), as amended and supplemented at the time and on the date it became effective (the "Effective Date") including the information, if any, deemed to be a part thereof at the time of effectiveness and contained in the Prospectus Supplement pursuant to Rule 430A under the Securities Act. The term "Rule 462(b) Registration Statement" as used in this Agreement means the abbreviated registration statement filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act to register additional Stock (including the Initial Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein by reference at the time the Rule 462(b) Registration Statement becomes effective). The term "Registration Statement" includes both the Initial Registration Statement and the Rule 462(b) Registration Statement.

     The term "Prospectus" as used in this Agreement means the prospectus, including the documents incorporated by reference therein, relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement at the time of effectiveness) and, in the event of any supplement (including the Prospectus Supplement) or amendment to such prospectus, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended (including by the Prospectus Supplement).

     The term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Preliminary Prospectus, Prospectus or any amendment or supplement thereto.

     The Registration Statement, in the form heretofore delivered to the Underwriter, including all documents incorporated by reference in the prospectus included therein, have been declared effective by the Commission. No other document with respect to the Registration Statement or document incorporated by reference therein has been filed or transmitted for filing with the Commission (other than the prospectus supplements filed pursuant to Rule 424 and Rule 430A under the Securities Act, each in the form heretofore delivered to the Underwriter). The Company has caused to be delivered to you copies of each Prospectus Supplement and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

     (a) The Company is eligible to use Form S-3 under the Securities Act for registration of the Stock. On its effective date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission, the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Registration Statement and Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as

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amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date and on the other dates referred to above, neither the Registration Statement nor the Prospectus (nor any amendment thereof or supplement thereto) contained or will contain (as applicable) any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriter for use in the Registration Statement or the Prospectus. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the rules thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     (b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or any Preliminary Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been or will be made in the manner and within the time period required by such Rule.

     (c) The Incorporated Documents, at the time they were filed with the Commission or became effective, as the case may be, complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations thereunder, and any further Incorporated Documents filed will, when they are filed or become effective, as the case may be, conform with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations thereunder. No such document when it was filed or became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed or becomes effective, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to

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be so qualified would not have a material adverse effect on the business, properties, operations, financial condition, stockholders' equity or results of operations of the Company (a "Material Adverse Effect")).

     (e) The Company does not have any direct or indirect equity interest in any other corporation, partnership, joint venture, limited liability company or other entity or any commitment to acquire any such equity interest. The Company has purchased the interest of Elan Corporation plc in Ebbisham, Ltd., an Irish corporation, and Ebbisham, Ltd. has since been liquidated by the Company.

     (f) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any change in the capital stock of the Company or any materially adverse change in, or development known to the Company involving a prospective material adverse change in, or affecting the business, management, properties, financial condition, stockholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Prospectus, and since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not described in the Prospectus. Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, proceeding, order or decree, otherwise than as set forth or contemplated in the Prospectus.

     (g) The Company has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects of any kind or such as do not materially affect the value or marketability of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any material real property and buildings held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

     (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued in accordance with all applicable federal and state securities laws, rules and regulations, are fully paid and non-assessable, are free of and were not issued in violation of any preemptive or similar rights, and conform to the description thereof contained in the Prospectus or incorporated therein by reference. The Prospectus accurately sets forth and describes, as of its date, all outstanding options, warrants and other rights calling for the issuance of, and there are no commitments to issue any shares of, capital stock of the Company and any security convertible into or exchangeable or exercisable for capital stock of the Company. Except as described in the Prospectus, there is no holder of any securities of the Company or any other person who has the right, contractual or

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otherwise, to cause the Company to sell or otherwise issue to him or her, or permit him or her to underwrite the sale of, any of the Stock.

     (i) Each holder of a security of the Company that has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Prospectus Supplement and the Rule 462(b) Registration Statement or consummation of the transactions contemplated by this Agreement has been notified of the Company's intent to file the Prospectus Supplement and the Rule 462(b) Registration Statement with the Commission and has agreed in writing to waive such holder's registration rights with respect to the public offering contemplated hereby.

     (j) The Stock has been duly and validly authorized and, when issued and sold to the Underwriter as provided herein, will be duly and validly issued, fully paid and non-assessable, will be free of and will not have been issued in violation of any preemptive or other similar rights, and will conform to the description thereof contained in the Prospectus or incorporated therein by reference. No further approval or authority of any stockholder or the Board of Directors of the Company will be required for the issuance and sale of the Stock as provided herein.

     (k) The Stock to be sold by the Company has been approved for quotation by the Nasdaq National Market upon official notice of issuance.

     (l) The issuance and sale of the Stock by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized and approved by all requisite corporate action on the part of the Company, (ii) do not and will not as of the Closing Date and any later date on which Option Stock is to be purchased, conflict with, or result in a breach or violation of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any of the terms and provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets are bound or affected (each, a "Conflict"), (iii) do not and will not as of the Closing Date and any later date on which Option Stock is to be purchased, result in the violation of any provision of the Certificate of Incorporation or By-laws of the Company,
(iv) will not result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction of the Company or any of its properties or assets (each, a "Violation"), and (v) do not and will not as of the Closing Date and any later date on which Option Stock is to be purchased require the consent, approval, authorization or other order of, or registration, filing or qualification with, any such court or governmental agency or body or other third party (each, a "Consent") except, (A) in the case of clause (v) as may be required for the registration of the Stock under the Securities Act and the Exchange Act and compliance with state securities or Blue Sky laws, all of which have been or will be effected in accordance with this Agreement and (B) in the case of clauses (ii), any such Conflict that would not, individually or in the aggregate, result in a Material Adverse Effect or impair or delay the Company's ability to consummate the transactions contemplated hereby. This Agreement has been duly executed

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and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against it in accordance with its terms.

     (m) (i) The Company is not in violation of its Certificate of Incorporation or By-laws, or of any statute, law, ordinance, administrative or governmental rule or regulation applicable to the Company or any judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over the Company, and (ii) the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound, including, without limitation, the Lilly Agreement and the Novartis Agreement, each as hereinafter defined, which default could have a Material Adverse Effect.

     (n) The statements set forth in the Registration Statement and Prospectus (including in the Incorporated Documents), insofar as they are descriptions of agreements or other legal instruments or documents, or refer to statements of law or legal conclusions, including without limitation the statements set forth under the captions "Risk Factors -- Our strategic alliances with Novartis and Lilly may not result in commercializable products, " - If we cannot adequately protect our patent and proprietary rights, our business will suffer", and "-Commercialized products are subject to continuing regulation" and "Business -Collaboration Agreements," " -- Patents" and " -- Government Regulation," are accurate summaries thereof and present fairly the information required to be shown in all material respects.

     (o) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (p) The Company is not and, after giving effect to the sale of the Stock and the application of the proceeds therefrom as described in the Prospectus, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended.

     (q) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and delivered their reports with respect to the audited financial statements and schedules contained or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and Exchange Act and the rules and regulations of the Commission thereunder.

     (r) The financial statements and schedules of the Company and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the

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Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and (where audited) as certified by the independent accountants named in Section 2 (q). No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus. The summary and selected financial data set forth in the Prospectus under the captions "Capitalization" and "Summary Financial Data" present accurately and fairly the information shown on the basis stated in Registration Statement.

     (s) There are no contracts or other documents required to be described in the Registration Statement or in any Incorporated Document or the Prospectus or to be filed as an exhibit to the Registration Statement or to any Incorporated Document that have not been described or filed as required by the Securities Act, the Exchange Act or the rules and regulations of the Commission thereunder. The contracts so described in the Prospectus are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party is in breach of or default under any of such contracts where such breach or default, individually or in the aggregate, would be material to the Company. The descriptions of such contracts in the Registration Statement are accurate summaries thereof and fairly presents the information required to be shown in all material respects.

     (t) Except as disclosed in the Prospectus, the Company has sufficient and requisite trademarks, trade names, patent rights, copyrights and licenses and approvals ("Intellectual Property Rights") to conduct its business as now conducted (as described in the Prospectus). Without limiting the generality of the foregoing, the Company is unaware of any limitations with respect to its Intellectual Property Rights not described in the Prospectus that would prevent it from (a) performing its obligations under the Novartis Agreement or Lilly Agreement (each, as hereinafter defined), and (b) engaging in its contemplated activities, as described in the Prospectus. The Company does not have any Intellectual Property Rights material to the operations of the Company's business except as described in the Prospectus and such Intellectual Property Rights will not expire earlier than as disclosed in the Prospectus. The Company has no knowledge of any material infringement by it of Intellectual Property Rights of others and, to its knowledge, there are no outstanding claims against the Company regarding Intellectual Property Rights or other infringement which, if adversely determined, could have a Material Adverse Effect. The Company has no knowledge of any material infringement by others of its Intellectual Property Rights.

     (u) The Company has taken usual and customary measures for a company of its size and resources and in its line of business to protect the secrecy, confidentiality and value of all of its intellectual property (including the Intellectual Property Rights and any trade secrets necessary or useful in the conduct of its business) in all material respects.

     (v) Except as otherwise disclosed in the Prospectus, the Company now holds, and at the Closing Date and any later date on which Option Stock is to be purchased, will hold, all licenses, certificates, approvals and permits from all state, United States foreign and other

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regulatory authorities, including but not limited to the United States Food and
Drug Administration (the "FDA") and any foreign regulatory authorities performing functions similar to those performed by the FDA (together, "FDA Permits"), that are material to the conduct of the business of the Company (as such business is currently conducted), except for such licenses, certificates, approvals and permits the failure of which to hold would not have a Material Adverse Effect, all of which are valid and in full force and effect (and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, certificate, approval or permit to be withdrawn, canceled, suspended or not renewed). The Company is unaware of any reason not described in the Prospectus why it will not be granted all such FDA Permits as may be necessary in order for it to engage in the commercialization of the oral heparin products within a reasonable time period. The Company is not in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body, applicable to the investigation of new drugs in animals and humans, including, but not limited to, those promulgated by the FDA. All of the descriptions in or incorporated by reference in the Registration Statement and Prospectus of the legal and governmental proceedings by or before the FDA or any foreign, state or local government body exercising comparable authority are accurate, complete and fair.

     (w) The clinical studies and tests (including, but without limitation, the animal studies and human clinical trials) conducted by the Company or in which the Company has participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement and Prospectus (and, to the Company's knowledge, such studies and tests that were conducted on behalf of the Company) were and, if still pending, are being conducted in all material respects (i) in accordance with the protocols, procedures and controls for such studies and tests of new medical devices or drug or biologic products, as the case may be, and (ii) in accordance with all applicable laws, rules and regulations. The descriptions of the results of such studies and tests contained or incorporated by reference in the Registration Statement and Prospectus are accurate, complete and fair, and the Company has no knowledge of any other studies or tests, the results of which call into question the results described or referred to in the Registration Statement and Prospectus. The Company has not received any notices or correspondence from the FDA, any other governmental agency or Institutional Review Board requiring the termination, suspension or modification of any studies or tests conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement and Prospectus that would cause the Company to change the descriptions in the Registration Statement or Prospectus.

     (x) The Company is in material compliance with, and has received no notice or other communication alleging non-compliance with, all applicable foreign, United States, state and local laws, rules, regulations, treaties, statutes and codes of any and all governmental authorities.

     (y) Without limiting the generality of (x) above, the Company: (i) is in material compliance with any and all applicable foreign, United States, state and local laws, rules,

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regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminates ("Environmental Laws"); (ii) is in material compliance with any and all applicable foreign, United States, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace ("Occupational Laws" and, together with Environmental Laws, "Environmental and Occupational Laws"); (iii) has received all material permits, licenses or other approvals required of it under applicable Environmental and Occupational Laws to conduct its business as currently conducted; and (iv) is in compliance with all terms and conditions of such permit, license or approval, except with respect to all such cases where such noncompliance with the applicable Environmental and Occupational Laws or failure to receive or act in compliance with the required permit, license or other approval would not, individually or in the aggregate, have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company's knowledge, threatened against the Company relating to Environmental and Occupational Laws or to the Company's activities involving Hazardous Materials. The term "Hazardous Materials" as used in this Agreement means any material or substance that: (A) is prohibited or regulated by any environmental law, rule, regulation, order, treaty, statute or code promulgated by any governmental authority, or any amendment or modification thereto; or (B) has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

     (z) The Company is not or was not engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's properties or former properties, except where such use, manufacture, transportation or storage is or was in material compliance with Environmental Laws. No Hazardous Materials have been treated or disposed of by the Company on any of the Company's properties or on properties formerly owned or leased by the Company during the time of such ownership or lease, except in compliance with Environmental Laws. No spills, discharges, releases, deposits, emplacements, leaks or disposal of any Hazardous Materials have occurred on or under, or have emanated from, any of the Company's properties or former properties for which the cost of remediation would have a material adverse effect on the Company's business.

     (aa) The Company has filed on a timely basis all necessary tax returns required to be filed with any taxing authority , which returns are complete and correct and, to the Company's knowledge, are not the subject of any audit proceedings, and the Company is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except for such taxes as are being contested in good faith and as to which adequate reserves have been provided.

     (bb) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts which are customary in the businesses in which it is engaged, all of which insurance is in full force and effect, and there are no claims by the

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Company under any such policy or instrument as to which any insurer is denying liability or defending under a reservation of rights clause.

     (cc) Neither the Company nor any agent or employee of the Company has, at any time during the last five years, (a) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (b) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     (dd) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken, and at the Closing Date and such later date on which Option Stock is to be purchased, neither the Company, nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action that has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Stock.

     (ee) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act.

     (ff) The execution, delivery and performance by the Company of each of (i) the Research Collaboration and Option Agreement, dated December 3, 1997, between the Company and Novartis Pharma AG (the "Novartis Agreement"), (ii) the Research Collaboration and Option Agreement, dated February 26, 1997, between the Company and Eli Lilly (the ("Lilly Agreement") and (iii) the Termination Agreement, dated July 2, 1999, between the Company and Elan plc (the "Elan Termination") were duly authorized and approved by all requisite corporate and other action on the part of the Company, and will not constitute or give rise to a Conflict or Violation or require a Consent, except where any such Conflict or Violation, or failure to obtain a Consent, would not, individually or in the aggregate, have a Material Adverse Effect, or impair or delay the Company's ability to consummate the transactions contemplated thereby.

     (gg) The Company has not violated any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder. There is (i) no significant unfair labor practice complaint pending against the Company or threatened against it before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or threatened against it,
(ii) no labor dispute in which the Company is involved nor is any labor dispute imminent, other than routine disciplinary and grievance matters, and (iii) no union representation question existing with respect to the employees of the Company and no union organizing activities are taking place, except, in each case singly or in the aggregate, such as would not have a Material Adverse Effect.

     (hh) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assents is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (ii) The Company has reviewed its operations to evaluate the extent to which its business or operations will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000). As a result of such review, the Company has no reason to believe, and does not believe, that (i) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described in the Registration Statement or Prospectus which have not been accurately described therein and
(ii) the Year 2000 Problem will have a Material Adverse Effect. The Company reasonably believes that material third parties used, served by or collaborating with the Company are addressing and will address the Year 2000 Problem in a timely manner.

     3.   Purchase of the Stock by the Underwriter.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Underwritten Stock. The price at which the Underwritten Stock shall be sold by the Company and purchased by the Underwriter shall be $10.37 per share.

     (b) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriter an option to purchase, up to all of the Option Stock from the Company at the same price per share as the Underwriter shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriter and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of Option Stock as to which the Underwriter is exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof.

     4.   Offering by the Underwriter.

     (a) The terms of the public offering by the Underwriter of Stock to be purchased by it shall be as set forth in the Prospectus. The Underwriter may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as it may determine.

     (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriter) constitutes the only information furnished by the Underwriter to the Company for inclusion or incorporation by reference in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and the Underwriter represents and warrants to the Company that the statements made therein are correct.

     5.   Delivery of and Payment for the Stock.

     (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(b) hereof shall have been exercised not later than 5:00 p.m., New York time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, at 10:00 a.m., New York time, on the third business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment are herein called the "Closing Date".

     (b) If the option granted by Section 3(b) hereof shall be exercised after 10:00 a.m., New York time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, at 10:00 a.m., New York time, on the third business day after the exercise of such option.

     (c) Payment for Stock purchased from the Company shall be made to the Company or its order by wire transfer in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriter against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriter for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     6. Further Agreements of the Company. The Company covenants and agrees as follows:

          (a) The Company will (i) if it has not done so already, file a Rule 462(b) Registration Statement with the Commission in compliance with such Rule by 5:00 p.m., Washington D.C. time, on the date of this Agreement and, at the time of such filing, pay the Commission the requisite filing fee therefor or give irrevocable instructions for such payment pursuant to Rule 111(b) under the Securities Act, (ii) prepare a Prospectus and Prospectus Supplement, in a form approved by Hambrecht & Quist LLP, and file the same pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and
     (iii) not file any amendment of the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

          (b) The Company will promptly notify Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

          (c) The Company will (i) on or before the Closing Date, deliver to you and counsel to the Underwriter signed copies of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you and all Incorporated Documents), and

     (ii) as promptly as possible deliver to you, at such office or offices as you may designate, as many copies of the Prospectus (including the Prospectus Supplement) as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by the Underwriter or dealer, likewise send to the Underwriter as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus (including the Prospectus Supplement) and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

          (d) If at any time during the period in which a prospectus is required by law to be delivered by you or a dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of your counsel, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the public offering of the Stock by the Underwriter and during such period, the Underwriter shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of your counsel such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus setting or an amended prospectus forth such variation. The Company authorizes the Underwriter and all dealers to whom any of the Stock may be sold by the Underwriter to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

          (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

          (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by you or any dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

          (g) During a period of five years commencing with the date hereof, the Company will furnish to you, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

          (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders and to you an earning statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

          (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to you of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this
     Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to you , (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees.

          (j) The Company agrees to reimburse you, for blue sky fees and related disbursements (including counsel fees and disbursements) paid by you or for your account or by your counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

          (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriter from the payment of the expenses and costs which the Company hereby agrees to pay.

          (l) The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC, the Company will not for a period of 90 days following the commencement of the public offering of the Stock by the Underwriter, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Stock to be sold to the Underwriter pursuant to this Agreement or (b) any shares of Common Stock and securities convertible into or exchangeable for or rights to purchase Common Stock issued pursuant to employee benefit plans, qualified stock plans or other employee compensation plans existing on the date hereof or pursuant to options, warrants or rights outstanding on the date hereof.

          (m) The Company will apply the net proceeds from the offering of the Stock in the manner set forth under "Use of Proceeds" in the Prospectus.

          (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     7.   Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless the Underwriter and each person (including each partner or officer thereof) who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, the common law or otherwise, and the Company agrees to reimburse the Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and the Rule 462(b) Registration Statement) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented, including by the Prospectus Supplement, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated in writing to the Company by or on behalf of the Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors and each person (including each partner or officer thereof) who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and the Rule 462(b) Registration Statement) or any post-effective amendment thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented, including by the Prospectus Supplement, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of the Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties which shall be reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraph (a) or (b) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriter, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

     (e) The Company shall not, without the prior written consent of the Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriter or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     8. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriter's reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriter's reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriter's reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriter and no liability of the Underwriter to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriter from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     9. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Stock shall be subject to the performance by the Company of all of its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed by the rules and regulations under the Securities Act. The Rule 462(b) Registration Statement shall have become effective upon its filing and, in any event, by no later than 5:00 p.m. on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

          (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Morgan, Lewis & Bockius LLP, counsel for the Underwriter.

          (c) You shall have received from Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, and from Darby & Darby, patent counsel for the Company, opinions, addressed to the Underwriter and dated the Closing Date, covering the matters set forth in Annex A and Annex B hereto, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriter and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

          (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company or any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, financial condition, stockholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company does not have nor has it entered into any material transaction not described in the Prospectus, (iv) since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus,
     (v) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vii) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (viii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (ix) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a

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

     material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

          (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (viii) of paragraph (d) of this Section 9 are true and correct.

          (f) You shall have received from PricewaterhouseCoopers LLP , a letter or letters, addressed to the Underwriter and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

          (g) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

          (h) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly approved for quotation by the Nasdaq National Market upon official notice of issuance.

          (i) On or prior to the Closing Date, you shall have received from all directors and executive officers of the Company agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC, such person will not, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriter, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge, or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, subject to such exceptions as Hambrecht & Quist LLC shall agree.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Morgan, Lewis & Bockius LLP , counsel for the Underwriter, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriter and without liability of the Underwriter to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriter from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of you default, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the transactions contemplated hereby.

     10. Conditions of the Obligation of the Company. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement, including the Rule 462(b) Registration Statement, shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriter and without liability of the Underwriter to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriter from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof.

     11. Reimbursement of Certain Expenses. In addition to their other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriter for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company and the Underwriter and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the Underwriter) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from the Underwriter.

     13. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriter, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, CA 04104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 765 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: President. All notices given by telegraph shall be promptly confirmed by letter.

     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (1) of
Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company and the Underwriter in accordance with its terms.

                                      Very truly yours,

                                      EMISPHERE TECHNOLOGIES, INC.


                                      By: /s/ Charles H. Abdalian
                                         -----------------------------------
                                          Charles H. Abdalian
                                          Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

HAMBRECHT & QUIST LLC


By: /s/ William Wolcott
   -----------------------
    William Wolcott
    Vice President



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